Exhibit 99.1

   BLUE COAT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2006

    SUNNYVALE, Calif., May 24 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), the leader in secure content and application delivery, today announced financial results for its fourth fiscal quarter and fiscal year ended April 30, 2006. Net revenue for the fourth quarter was $35.9 million, an increase of 26.5% compared to net revenue of $28.4 million for the same quarter last year and a slight increase compared to net revenue of $35.5 million in the prior quarter. For the fiscal year ended April 30, 2006, net revenue was $141.5 million, an increase of 47.1% compared to net revenue of $96.2 million in the fiscal year ended April 30, 2005.

    On a GAAP basis, the Company reported a net loss of $2.6 million, or $0.19 per diluted share, in the fourth quarter of fiscal 2006 compared to net income of $2.8 million, or $0.21 per diluted share, in the same quarter last year and net income of $3.0 million, or $0.20 per diluted share, in the prior quarter. The net loss in the fourth quarter of fiscal 2006 includes a charge for acquired in-process R&D of $3.3 million related to the acquisition of Permeo Technologies, Inc. ("Permeo"), the amortization of intangible assets of approximately $0.4 million, and approximately $24,000 of stock-based compensation expense, offset by approximately $0.2 million related to the reversal of restructuring reserves.

    GAAP net income for the fiscal year ended April 30, 2006 was $8.0 million, or $0.54 per diluted share, compared to GAAP net income of $5.4 million, or $0.41 per diluted share, for the fiscal year ended April 30, 2005.

    On a non-GAAP basis, the Company reported net income of $1.0 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2006 compared to non-GAAP net income of $2.3 million, or $0.17 per diluted share, in the same quarter last year and non-GAAP net income of $3.2 million, or $0.21 per diluted share, in the prior quarter.

    Non-GAAP net income for the fiscal year ended April 30, 2006 was $12.6 million, or $0.86 per diluted share, compared to $7.2 million, or $0.55 per diluted share, for the fiscal year ended April 30, 2005.

    The non-GAAP financial measures presented above for the fourth quarter of fiscal 2006 exclude the amortization of intangible assets, stock-based compensation expense, the reversal of restructuring reserves, and a charge for acquired in-process R&D. The non-GAAP financial measures for the fiscal year ended April 30, 2006 also exclude the write-off net of recovery of capitalized software costs associated with the failed implementation of a forecast system. For the fourth quarter of fiscal 2005 and the fiscal year ended April 30, 2005, the non-GAAP financial measures exclude the amortization of intangible assets, stock-based compensation expense, and the reversal of restructuring reserves.

    Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $58.5 million, a decrease of $13.4 million from the prior quarter due primarily to the acquisition of Permeo, partially offset by cash flow from operations.

    "Our fourth quarter results reflect the slower growth in the proxy appliance market that we began to see in the previous quarter," said Brian NeSmith, president and chief executive officer of Blue Coat. "We remain confident in our ability to maintain leadership in the market for secure content and application delivery, particularly with the latest addition of MACH5 application acceleration to our SG platform and the rapid integration of technology from Permeo."

    Financial Outlook

    For the first fiscal quarter ending July 31, 2006, the Company currently anticipates net revenue in the range of $36.1 - $36.6 million. GAAP net loss is expected to be in the range of $2.2 - $2.6 million, or $0.15 - $0.17 per diluted share. On a non-GAAP basis, which is expected to exclude the amortization of intangible assets and stock-based compensation expense related to the adoption of FAS 123R, net income is expected to be between $0.6 - $1.0 million, or $0.04 - $0.06 per diluted share.

    About Non-GAAP Financial Measures

    Blue Coat uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. These non- GAAP financial measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share data. These measures are not in accordance with, or an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the amortization of intangible assets, the write-off and recovery of capitalized software associated with the failed implementation of a forecast system, a charge for acquired in-process R&D, stock-based compensation expense, and the reversal of restructuring reserves. In addition, the Company's management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company's financial results of operations since items such as the amortization of intangible assets, the write-off and recovery of capitalized software associated with the failed implementation of a forecast system, a charge for acquired in-process R&D, stock-based compensation, and the reversal of restructuring reserves are not considered to impact current resource allocation decisions. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. However, investors should be aware that non-GAAP financial measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

    Conference Call & Webcast

    The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results of its fourth fiscal quarter and fiscal year ended April 30, 2006. Participants should call (612) 332-1213 with the passcode: 829443. A replay of the call will be available starting May 24, 2006 at 5:30 p.m. Pacific Time (8:30 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 829443. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

    About Blue Coat Systems

    Blue Coat secures web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions -- deployed in branch offices, Internet gateways, end points, and data centers -- provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance for all users and applications. Blue Coat has installed more than 25,000 proxy appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery market. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding our expectations, beliefs, intentions, assumptions or strategies regarding the future; the financial outlook for the first fiscal quarter of 2007; and our ability to expand our market share and leadership position in the market for secure content and application delivery. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements. These forward-looking statements may differ materially from actual events or results due to numerous risks and uncertainties, including increasing competition and slower growth in the proxy appliance market; limitations in our ability to forecast quarterly operating results, which have been and may continue to be volatile; variations in the amounts and timing of sales through our channel partners and to other customers; difficulties in generating significant sales in international markets; manufacturing and sourcing risks; variations in customer demand for our product mix and services; our reliance on third party partners; product defects; rapid technological changes or other changes in the competitive environment; our ability to protect our proprietary technology; our ability to integrate and operate acquired businesses and technologies successfully; additional costs and resources necessary to address SEC investigations, litigation, or product liability claims; currency fluctuations and other international factors; and macroeconomic conditions. These and other risks relating to our business are set forth in our most recently filed Form 10-Q for the fiscal quarter ended January 31, 2006, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

                             BLUE COAT SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                         April 30,      April 30,
                                                           2006           2005
                                                       ------------   ------------
                                                        (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                            $     46,990   $     47,264
  Short-term investments                                     10,200             --
  Restricted investments - short-term                           996             --
  Accounts receivable, net                                   22,047         11,541
  Inventories                                                 1,206            350
  Prepaid expenses and other current assets                   3,895          3,460
Total current assets                                         85,334         62,615

Property and equipment, net                                   8,096          3,763
Restricted investments - long-term                              361          1,855
Goodwill                                                     62,694         24,753
Identifiable intangible assets, net                           7,758          3,993
Other assets                                                    723            883
Total assets                                           $    164,966   $     97,862

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $      5,437   $      3,743
  Accrued payroll and related benefits                        5,442          3,468
  Deferred revenue                                           25,946         13,592
  Accrued restructuring                                         604          2,729
  Other accrued liabilities                                   3,971          3,849
Total current liabilities                                    41,400         27,381

Deferred revenue, less current portion                        7,844          3,318
Deferred rent, less current portion                           1,997             --
Accrued restructuring, less current portion                     188            914
Total liabilities                                            51,429         31,613

Commitments and Contingencies

Stockholders' equity:
  Preferred stock                                                --             --
  Common stock                                                    2              1
  Additional paid-in capital                                966,868        927,184
  Treasury stock                                               (903)          (903)
  Deferred stock compensation                                  (357)           (10)
  Accumulated deficit                                      (852,072)      (860,024)
  Accumulated other comprehensive income (loss)                  (1)             1
Total stockholders' equity                                  113,537         66,249
Total liabilities and stockholders' equity             $    164,966   $     97,862

                             BLUE COAT SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                               Three Months Ended                       Years Ended
                                   ------------------------------------------            April 30,
                                     April 30,     January 31,     April 30,    ---------------------------
                                       2006           2006           2005           2006           2005
                                   ------------   ------------   ------------   ------------   ------------
                                    (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
Net revenue:
  Product                          $     28,295   $     28,986   $     23,316   $    115,845   $     78,495
  Service                                 7,602          6,531          5,069         25,639         17,691
Total net revenue                        35,897         35,517         28,385        141,484         96,186
Cost of revenue:
  Product                                 7,700          7,732          7,238         32,165         25,589
  Service                                 3,027          2,587          1,691          9,954          5,721
Total cost of revenue                    10,727         10,319          8,929         42,119         31,310

Gross profit                             25,170         25,198         19,456         99,365         64,876

Operating expenses:
  Research and development                7,754          6,403          4,637         25,450         16,549
  Sales and marketing                    14,199         13,202         10,336         52,007         33,882
  General and administrative              3,010          2,940          1,771         11,723          9,075
  In-process research and
   development                            3,300             --             --          3,300             --
  Restructuring (reversal)                 (150)            --            (96)          (150)           (96)
  Amortization of
   intangible assets                        184            174            174            706            648
Total operating expenses                 28,297         22,719         16,822         93,036         60,058

Operating income/(loss)                  (3,127)         2,479          2,634          6,329          4,818
Interest income                             655            635            250          2,115            700
Other income (expense)                     (116)           (91)            (7)          (217)           (26)
Income/(loss) before
 income taxes                            (2,588)         3,023          2,877          8,227          5,492
Provision for income taxes                   18              9             56            275            117
Net income/(loss)                  $     (2,606)  $      3,014   $      2,821   $      7,952   $      5,375

Basic net income/
 (loss) per common share           $      (0.19)  $       0.23   $       0.23   $       0.61   $       0.46
Diluted net income/
 (loss) per common share           $      (0.19)  $       0.20   $       0.21   $       0.54   $       0.41

Shares used in computing basic
 net income/(loss)
 per common share                        13,839         12,962         12,259         12,965         11,628

Shares used in computing diluted
 net income/(loss)
 per common share                        13,839         14,845         13,565         14,709         12,977

                             BLUE COAT SYSTEMS, INC.
              RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                               Three Months Ended                       Years Ended
                                   ------------------------------------------            April 30,
                                     April 30,     January 31,     April 30,    ---------------------------
                                       2006           2006           2005           2006           2005
                                   ------------   ------------   ------------   ------------   ------------
Net income excluding
 certain charges and
 benefits (Non-GAAP)               $        996   $      3,160   $      2,283   $     12,582   $      7,155

  Amortization of
   intangible assets
   (Cost of revenue)(1)                    (241)          (129)          (129)          (630)          (237)
  Amortization of intangible
   assets (Opex)(1)                        (184)          (174)          (174)          (706)          (648)
  Recovery/(write-off)
   of capitalized software(2)                --            157             --           (115)            --
  Stock-based compensation(3)               (27)            --            745            (29)          (991)
  In-process research
   and development(4)                    (3,300)            --             --         (3,300)            --
  Restructuring reversal(5)                 150             --             96            150             96

Net income/(loss)                  $     (2,606)  $      3,014   $      2,821   $      7,952   $      5,375

Diluted net income per common
 share excluding certain
 charges and benefits (Non-GAAP)   $       0.07   $       0.21   $       0.17   $       0.86   $       0.55

  Amortization of intangible
   assets (Cost of revenue)        $      (0.02)         (0.01)         (0.01)         (0.05)         (0.02)
  Amortization of
   intangible assets (Opex)               (0.01)         (0.01)         (0.01)         (0.05)         (0.05)
  Recovery/(write-off)
   of capitalized software                   --           0.01             --          (0.01)            --
  Stock-based compensation                (0.01)            --           0.05          (0.01)         (0.08)
  In-process research
   and development                        (0.21)            --             --          (0.21)            --
  Restructuring reversal                   0.01             --           0.01           0.01           0.01
  Anti-dilution adjustment for
   GAAP-based net loss                    (0.02)            --             --             --             --
Diluted net income/
 (loss) per share                  $      (0.19)  $       0.20   $       0.21   $       0.54   $       0.41

Shares used in  computing basic
 net income/(loss)
 per common share                        13,839         12,962         12,259         12,965         11,628

Shares used in computing diluted
 net income/(loss)
 per common share(6)                     15,037         14,845         13,565         14,709         12,977

(1) Amortization of intangible assets associated with the acquisitions of Permeo Technologies, Inc., Cerberian, Inc., and Ositis Software, Inc. in March 2006, November 2004 and November 2003, respectively.

(2) In fiscal Q2 2006 the Company wrote-off $272,000 of capitalized software associated with a planning and budgeting system due to the software vendor's inability to deliver a functioning product. In fiscal Q3 2006, $157,000 was recovered from the software vendor and recognized as a benefit resulting in a net write-off for fiscal 2006 of $115,000. Both the write-off and recovery are included in general and administrative expense in the respective quarter.

(3) In fiscal Q3 2005 the Company recorded a $1.0 million charge due to a stock option modification in a severance agreement with the Company's then departing chief financial officer where the exercise period was extended beyond the original terms and the vesting of certain options was accelerated upon termination. For the twelve months ended April 30, 2005 stock-based compensation was approximately $991,000, which consisted of the $1.0 million charge associated with the aforementioned stock modification in fiscal Q3 2005 and expense of approximately $736,000 primarily relating to shares issued to former employees of Ositis who remained with the Company after the acquisition of Ositis, reduced by a benefit of approximately $745,000 in fiscal Q4 2005 resulting from the partial reversal of the aforementioned stock compensation recorded in fiscal Q3 2005 associated with the Company's then departing chief financial officer due to the modification of the severance agreement. For the quarter and year ended April 30, 2006, stock-based compensation primarily related to the amortization of deferred compensation associated with the acquisition of Permeo.

(4) Charge for acquired in-process research and development associated with the acquisition of Permeo in March 2006.

(5) The Company reversed certain restructuring reserves in Q4 of both fiscal 2005 and 2006 related to decreases in the estimated costs required to restore leased facilities to the condition stipulated in the related lease agreements.

(6) For fiscal Q4 2006, diluted EPS for the purpose of reconciling non- GAAP to GAAP net income and EPS differs from shares used to calculate diluted EPS in our GAAP financial statements since the inclusion of certain instruments on a GAAP basis would have been anti-dilutive.

SOURCE  Blue Coat Systems, Inc.
    -0-                             05/24/2006
    /CONTACT: investors, Carla Chun, +1-408-220-2318, or carla.chun@bluecoat.com, or media, Steve Schick, +1-408-220-2076, or steve.schick@bluecoat.com, both of Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com/